Exhibit 23.2

Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 1-8344) pertaining to the Limited Brands, Inc. Savings and Retirement Plan of our report dated May 29, 2003, with respect to the financial statements of the Limited Bands, Inc. Savings and Retirement Plan as of and for the year ended December 31, 2002, included in this annual report (Form 11-K) for the year ended December 31, 2003.

/s/ Ary, Roepcke & Mulchaey, P.C.

Columbus, Ohio

June 28, 2004

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